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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
RadView Software Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RADVIEW SOFTWARE LTD.
7 NEW ENGLAND EXECUTIVE PARK
BURLINGTON, MASSACHUSETTS 01803

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of RadView Software Ltd. (the "Company") to be held at 10:00 a.m. on Monday, August 12, 2002 at the offices of RadView Software, Inc., 7 New England Executive Park, Mezzanine Level, Burlington, Massachusetts, 01803.

        At the Annual Meeting, you will be asked:

  1.
  TO elect Shai Beilis, Ilan Kinreich, William J. Geary and Kathleen A. Cote to the Company's Board of Directors, each to serve until the close of the next Annual Meeting.

  2.
  TO ratify and approve the compensation arrangements for members of the Board of Directors.

  3.
  TO ratify and approve the increase in the number of shares available for issuance under the Company's United States Share Incentive Plan, as described in this proxy statement.

  4.
  TO ratify and approve the increase in the number of shares available for issuance under the Company's Key Employee Share Incentive Plan, as described in this proxy statement.

  5.
  TO ratify and approve the Company's Employee Share Purchase Plan, as described in this proxy statement.

  6.
  TO ratify and approve the selection of Luboshitz Kasierer, a member firm of Ernst & Young, as the Company's independent auditors for the fiscal year ending December 31, 2002.

  7.
  TO consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any adjournment or adjournments thereof.

        The Board of Directors recommends the approval of each of these proposals.

        Further details of these matters to be considered at the Annual Meeting are contained in the attached Proxy Statement. Copies of the resolutions to be adopted at the Annual Meeting will be available to any Shareholder entitled to vote at the meeting for review at the Company's offices during regular business hours. To contact the Company, please call (781) 238-1111. The Company's Annual Report is also enclosed and provides additional information regarding the financial results of the Company.

        We hope that you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented. Therefore, please complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage. This will ensure your proper representation at the Annual Meeting. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

                      Sincerely,

                      /s/ ILAN KINREICH
                      Ilan Kinreich
                       Chief Executive Officer, President and Director

Burlington, Massachusetts
July 7, 2002

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

RADVIEW SOFTWARE LTD.
7 NEW ENGLAND EXECUTIVE PARK
BURLINGTON, MASSACHUSETTS 01803
(781) 238-1111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 12, 2002

        NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of RadView Software Ltd., will be held on Monday, August 12, 2002 at 10:00 a.m. at the offices of RadView Software, Inc., 7 New England Executive Park, Mezzanine Level, Burlington, Massachusetts 01803, to consider and act upon the following matters:

  1.
  TO elect Shai Beilis, Ilan Kinreich, William J. Geary and Kathleen A. Cote to the Company's Board of Directors, each to serve until the close of the next Annual Meeting.
  2.
  TO ratify and approve the compensation arrangements for members of the Board of Directors.
  3.
  TO ratify and approve the increase in the number of shares available for issuance under the Company's United States Share Incentive Plan, as described in this proxy statement.
  4.
  TO ratify and approve the increase in the number of shares available for issuance under the Company's Key Employee Share Incentive Plan, as described in this proxy statement.
  5.
  TO ratify and approve the Company's Employee Share Purchase Plan, as described in this proxy statement.
  6.
  TO ratify and approve the selection of Luboshitz Kasierer, a member firm of Ernst & Young, as the Company's independent auditors for the fiscal year ending December 31, 2002.
  7.
  TO consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any adjournment or adjournments thereof.

        Copies of the resolutions to be adopted at the Annual Meeting will be available to any Shareholder entitled to vote at the meeting at the Company's offices during regular business hours. To contact the Company, please call (781) 238-1111.

        The Board of Directors has fixed the close of business on July 3, 2002 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                      By Order of the Board of Directors
                      Brian E. LeClair
                       Secretary

Burlington, Massachusetts
July 7, 2002

RADVIEW SOFTWARE LTD.
7 NEW ENGLAND EXECUTIVE PARK
BURLINGTON, MASSACHUSETTS 01803
(781) 238-1111

PROXY STATEMENT

GENERAL INFORMATION

        The enclosed Proxy is solicited by the Board of Directors of RadView Software Ltd. (the "Company"), for use at the Annual Meeting of Shareholders to be held on Monday, August 12, 2002 at 10:00 a.m. at the offices of RadView Software, Inc., 7 New England Executive Park, Mezzanine Level, Burlington, Massachusetts, 01803, and at any adjournment or adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying Proxy are first being mailed on or about July 9, 2002 to all Shareholders entitled to notice of and to vote at the Annual Meeting.

        Where the Shareholder specifies a choice on the enclosed Proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted:

  FOR the election of Shai Beilis, Ilan Kinreich, William J. Geary and Kathleen A. Cote to the Company's Board of Directors, each to serve until the close of the next Annual Meeting.

  FOR the ratification and approval of the compensation arrangements for members of the Board of Directors.

  FOR the ratification and approval of the increase in the number of shares available for issuance under the Company's United States Share Incentive Plan, as described in this proxy statement.

  FOR the ratification and approval of the increase in the number of shares available for issuance under the Company's Key Employee Share Incentive Plan, as described in this proxy statement.

  FOR the ratification and approval of the Company's Employee Share Purchase Plan, as described in this proxy statement.

  FOR the ratification and approval of Luboshitz Kasierer, a member firm of Ernst & Young, as the Company's independent auditors for the fiscal year ending December 31, 2002.

        In addition, the shares will be voted with respect to any other proposals in accordance with the recommendations of the Board. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Company of a written notice of revocation or a duly executed Proxy bearing a later date. Any Shareholder who has executed a Proxy but is present at the Annual Meeting, and who wishes to vote in person, may do so by revoking his or her Proxy. Shares represented by valid Proxies received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting, will be voted at the Annual Meeting.

VOTING SECURITIES AND VOTES REQUIRED

        The close of business on July 3, 2002 has been fixed as the record date for determining the Shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). On the Record Date, there were 16,458,568 ordinary shares of the Company, NIS 0.01 par value per share, issued and outstanding and entitled to vote. Each ordinary share entitles the holder thereof to one vote with respect to all matters submitted to Shareholders at the Annual Meeting.

        The presence, in person or by proxy, of two or more shareholders holding at least thirty-three and one-third percent (33 1/3%) of the Company's ordinary shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Pursuant to the Israeli Companies Law and the Company's Articles of Association, the affirmative vote of a majority of the votes cast either "for" or "against" each proposal, in person or proxy, is required to approve each proposal to be voted upon at the Annual Meeting.

        Abstentions, votes withheld and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be treated as votes cast for this purpose and will not affect the outcome of the election. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

        Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of the Company's ordinary shares.

        The Company's Annual Report to Shareholders for the fiscal year ended December 31, 2001 is being mailed to the Shareholders with this Proxy Statement and will be discussed at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding the beneficial ownership of our ordinary shares as of May 31, 2002, unless otherwise indicated, by: (i) each person known by us to beneficially own more than 5% of our ordinary shares; (ii) each Director of the Company; (iii) each executive officer named in the Summary Compensation Table below; and (iii) all of our Directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares under options and warrants held by that person that are currently exercisable or exercisable within 60 days of May 31, 2002 are considered outstanding. These shares, however, are not considered outstanding when computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to state community property laws, each shareholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Ownership percentages are based on 16,458,568 ordinary shares outstanding on May 31, 2002. Unless otherwise noted below, each shareholder's address is c/o RadView Software Ltd., 7 New England Executive Park, Burlington, Massachusetts 01803.

Name of Beneficial Owner:	Total Shares Beneficially Owned	Percentage of Ordinary Shares
Five Percent Shareholders:
Computer Associates International, Inc.(1)	1,635,067	9.9%
Formula Ventures(2)	2,604,823	15.8%
North Bridge Venture Partners, III, L.P.(3)	1,666,666	10.1%
Sadot Research and Development Fund Ltd.(4)	1,510,959	9.2%
Zohar Zisapel(5)	2,079,522	12.6%
Yehuda Zisapel(6)	2,079,522	12.6%
Directors and Executive Officers:
Ilan Kinreich(7)	842,133	5.0%
Brian E. LeClair(8)	98,125	*
Shai Beilis(2)(9)	2,639,623	16.0%
William Geary(3)(9)	1,691,666	10.3%
Robert Steinkrauss(10)	43,333	*
Christopher M. Stone(10)	43,333	*
Kathleen A. Cote(11)	37,500	*
All executive officers and Directors as a group (7 persons)(2)(3)(7)(8)(9)(10)(11)	5,395,713	31.4%

*
Represents beneficial ownership of less than one percent of our ordinary shares.

(1)
Computer Associates International, Inc. is a public company traded on The New York Stock Exchange. Based on its annual report on Form 10-K for the fiscal year ended March 31, 2002 filed with the SEC on May 15, 2002, its directors are Russell M. Artzt, Alfonse M. D'Amato, Willem F.P. deVogel, Richard A. Grasso, Shirley Strum Kenny, Sanjay Kumar, Roel Pieper, Lewis S. Ranieri, Jay W. Lorsch, Walter P. Schuetze and Charles B. Wang. The address of Computer Associates International, Inc. is One Computer Associates Plaza, Islandia, NY 11749.

(2)
Information is derived in part from Amendment No. 1 to the Schedule 13G, filed on February 5, 2002 by Formula Ventures L.P., FV-PEH, L.P. and Formula Ventures (Israel) L.P. Includes 1,576,570 ordinary shares owned of record by Formula Ventures L.P; 443,631 ordinary shares owned of record by FV-PEH L.P.; 506,479 ordinary shares owned of record by Formula Ventures (Israel) L.P.; and 78,143 ordinary shares owned of record by Shem Basum Ltd. Shai Beilis, one of our Directors, is the managing director of Formula Ventures L.P., Formula Ventures Ltd. and the principal shareholder and a director of Shem Basum Ltd. Shai Beilis disclaims beneficial ownership of the shares held of record by Formula Ventures L.P.; FV-PEH L.P. and Formula Ventures (Israel) L.P. except to the extent of his pecuniary interest therein. Shai Beilis has sole voting and investment power and is the beneficial owner of the 78,143 ordinary shares owned of record by Shem Basum Ltd. Formula Ventures L.P., FV-PEH L.P. and Formula Ventures (Israel) L.P. are part of an affiliated group of investment entities managed by Formula Ventures Ltd. and Formula Ventures Partners (Cayman Islands) Ltd., a subsidiary thereof. Micha Gaiger, Yigal Erlich, Shai Beilis, Ariel Sela, Dan Goldstein and Nir Linchenski, by virtue of their board position in Formula Venture Ltd., and Ben-Arie Reuven and Ari Sternberg, by virtue of their board position in

  Formula Venture Partners (Cayman Islands) Limited, each share voting and dispositive power with respect to the shares held by Formula Ventures L.P.; FV-PEH and Formula Ventures (Israel) L.P. Decisions with respect to voting and investment of the shares owned of record are made by majority vote and as managing director, Shai Beilis shares voting and investment power over the ordinary shares held by Formula Ventures L.P., FV-PEH L.P. and Formula Ventures (Israel) L.P. The address of Formula Ventures (Israel) L.P., Formula Ventures L.P. and FV-PEH L.P. is 11 Galgalei Haplada St., Herzliya, Israel 46733.

(3)
Information is derived from the Schedule 13G, filed on February 12, 2001, by North Bridge Venture Management III, L.P., North Bridge Venture Partners III, L.P., Edward T. Anderson, Jeffrey R. McCarthy, Richard A. D'Amore and William J. Geary. Includes 1,666,666 ordinary shares owned of record by North Bridge Venture Partners III, L.P. The General Partner of North Bridge Venture Partners III, L.P. is North Bridge Venture Management III, L.P. Mr. William J. Geary, one of our Directors, is a partner of North Bridge Venture Management III, L.P. Mr. Geary shares voting and investment power over these shares. However, he disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Edward T. Andersen, William J. Geary, Richard D'Amore and Jeffrey P. McCarthy, by virtue of their management position in North Bridge entities, each have shared voting and dispositive power with respect to the shares held by North Bridge Venture Partners III, L.P. The address of North Bridge Venture Partners III, L.P. is 950 Winter Street, Suite 4600, Waltham, MA 02451.

(4)
Information is derived in part from the Schedule 13G, filed on February 14, 2001, by Sadot Research and Development Fund Ltd. Represents 1,284,315 ordinary shares owned of record by Sadot Research and Development Fund Ltd. and 226,644 ordinary shares owned of record by Sadot Venture Capital Management (1992) Ltd. Sadot Research and Development Fund Ltd. is a publicly held Israeli company traded on the Tel Aviv Stock Exchange and the London Stock Exchange. Joseph Barath, Yaacov Sadeh, Graham Jeffrey Woolfman, Jack Elaad, Joshua Maor and Shamai Mittelman are the directors of Sadot Research and Development Fund Ltd. and share voting and dispositive power with respect to the shares held by Sadot Research and Development Fund Ltd. Avraham Radzinski, Ben Zion Israel and Jack Elaad are the directors of Sadot Venture Capital Management (1992) Ltd. and share voting and dispositive power with respect to the shares held by Sadot Venture Capital Management (1992) Ltd. The address of Sadot Research and Development Fund Ltd. and Sadot Venture Capital Management (1992) Ltd. is Levinstein Tower, 23 Petach Tivka Road, P.O. Box 36136, Tel Aviv, 61361, Israel.

(5)
Represents 693,252 ordinary shares owned of record by Zohar Zisapel, 693,135 ordinary shares owned of record by Michael and Klil Holdings (93) Ltd.; and 693,135 ordinary shares owned of record by Lomsha Ltd. Zohar Zisapel is a principal shareholder and a director of each of Michael and Klil Holdings (93) Ltd. and Lomsha Ltd. Zohar Zisapel's address is 8 Hanechoshet Street, Tel Aviv, Israel, 69710.

(6)
Yehuda Zisapel's address is 8 Hanechoshet Street, Tel Aviv, Israel, 69710.

(7)
Includes 437,128 options exercisable within 60 days of May 31, 2002.

(8)
Includes 88,125 options exercisable within 60 days of May 31, 2002.

(9)
Includes 25,000 options exercisable within 60 days of May 31, 2002.

(10)
Represents 43,333 options exercisable within 60 days of May 31, 2002.

(11)
Represents 37,500 options exercisable within 60 days of May 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain information, as of December 31, 2001, regarding the Company's equity compensation plans. The table does not include information about the proposed amendments to the United States Share Incentive Plan (2000) and the Key Employee Share Incentive Plan (1996) or the proposed Employee Share Purchase Plan, which is not yet in effect.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	924,250	$1.99	1,225,750
Equity compensation plans not approved by security holders(2)	2,215,356	$1.79	824,570

Total	3,139,606	$1.85	2,050,320

(1)
Relates to options issued or issuable under the Company's U.S. Share Incentive Plan (2000) and 400,000 options available for issuance under the Company's Key Employee Share Incentive Plan (1996).
(2)
Relates to options issued or issuable under the Company's Key Employee Share Incentive Plan (1996) (other than 400,000 options issuable under such plan that have received the approval of the Company's securityholders) and options issued under the Company's Affiliate Employees Option Plan.

Material Features of the Key Employee Share Incentive Plan (1996)

        For a summary of the material features of the Key Employee Share Incentive Plan (1996), please see Proposal Four of this Proxy Statement.

Material Features of the Affiliate Plan

        The Company's Board of Directors approved the Affiliate Employees Option Plan (the "Affiliate Plan") in 1997. The Company has reserved for issuance 75,240 ordinary shares under the Affiliate Plan. The Company has resolved that from the date of its initial public offering and thereafter it will not issue any additional options under the Affiliate Plan.

        The purpose of the Affiliate Plan was to provide incentives to employees, directors and consultants of affiliates of the Company belonging to the RAD-Bynet group of companies, by providing them with opportunities to purchase shares in the Company, in order to provide them with incentives to assist in the promotion of the Company's business. The Affiliate Plan is administered by the Compensation Committee.

        If any option award under the Affiliate Plan has not been exercised and the shares covered thereby not paid for within 62 months after the date of grant, unless otherwise agreed to by the Compensation Committee, such option award terminates. An option granted under the Affiliate Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution.

        After the termination of the optionholder's employment with any affiliate of the Company, or cessation of status as a director or consultant of any affiliate of the Company (other than by reason of death or disability), all rights in respect of options held at the date of termination terminate within two weeks after the termination or cessation of status. Generally, in the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited.

        The Affiliate Plan may be amended by the Company's Board of Directors. Each grantee is responsible for all personal tax consequences of the grant and the exercise thereof.

PROPOSAL ONE

ELECTION OF DIRECTORS

        The Articles of Association of the Company provide that the members of the Board of Directors, except External Directors, shall be elected for terms lasting until the Company's next Annual Meeting of Shareholders. Pursuant to the Israeli Companies Law and the Articles of Association of the Company, the External Directors serve for a period of three years. Currently, Robert Steinkrauss and Christopher M. Stone serve as External Directors, with terms expiring in November 2003. Mr. Stone has notified the Company of his intention to resign from his position as an External Director effective upon the consummation of the Annual Meeting. The Company is in the process of searching for an appropriate replacement for Mr. Stone. It is the Company's intention to summon an Extraordinary Meeting of its shareholders to ratify and approve the nomination of a second External Director as soon as an appropriate nominee is located. At this meeting, shareholders will have the opportunity to vote for Messrs. Beilis, Kinreich, Geary and Ms. Cote (the "Director Nominees").

VOTE REQUIRED

        A majority of the shares present in person or represented by proxy at the Annual Meeting, entitled to vote and voting thereon, is required to elect the Director Nominees to the Company's Board of Directors. Unless authority to vote for the confirmation of the Director Nominees is withheld, the shares represented by all Proxies received by the Board of Directors will be voted FOR the Director Nominees. In the event that any of the Director Nominees shall become unable or unwilling to serve, the shares represented by Proxies will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any of the Director Nominees will be unable or unwilling to serve. Each of the Director Nominees is currently a Director of the Company.

BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES AS A DIRECTOR OF THE COMPANY AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

        The following table contains certain information about the Director Nominees and the External Director who will continue in office after this Annual Meeting as well as the Company's executive officers:

Name	Age	Position
Shai Beilis	53	Chairman of the Board
Ilan Kinreich	44	Chief Executive Officer, President and Director
Brian E. LeClair	49	Vice President, Chief Financial Officer
William J. Geary	42	Director
Robert Steinkrauss	50	External Director
Kathleen A. Cote	53	Director

        SHAI BEILIS has served as a Director since May 1998. Mr. Beilis was elected as Chairman of the Board in May 2001. Mr. Beilis has been the Chairman and Managing Partner of Formula Ventures Ltd. since December 1998. From January 1995 until joining Formula, Mr. Beilis served as the Chief Executive Officer of Argotec Ltd., a wholly-owned subsidiary of Formula Systems (1985) Ltd. established in 1993 to capitalize on investment opportunities in the IT sector where he was responsible for initiating, overseeing and managing Argotec's investments. Before joining Formula Systems (1985) Ltd., Mr. Beilis served as Chief Executive Officer of Clal Computers and Technology Ltd. and was employed by Digital Equipment Corporation. Mr. Beilis serves as a director for Crystal System Solutions Ltd., Applicom Software Industries Ltd. and several private companies. Mr. Beilis holds a B.S. degree in Mathematics and Economics from the Hebrew University in Jerusalem and a M.S. in Computer Science from the Weizmann Institute of Science.

        ILAN KINREICH has served as a Director and our Chief Executive Officer and President since inception of our operations in 1993. From August 1989 to February 1991, Mr. Kinreich was a co-founder and Vice President of Research and Development at Mercury Interactive, a software testing company. From May 1985 until joining Mercury Interactive, Mr. Kinreich held the position of Research and Development Manager at Daisy Systems. Prior to that, Mr. Kinreich was part of the integration team for the Lavi jet fighter. Prior to this, Mr. Kinreich served seven years in the Israel Defense Forces, holding the rank of Captain, where he led development and deployment of command and control systems. Mr. Kinreich holds a B.Sc. in Mathematics and Computer Science from Bar Ilan University.

        BRIAN E. LECLAIR has served as our Vice President and Chief Financial Officer since December 2000. From May 1999 until joining us, Mr. LeClair served as Executive Vice President and Chief Financial Officer of Infosis Corp., a business-to-business internet service provider. From April 1998 until joining Infosis Corp., Mr. LeClair served as the Vice President and Chief Financial Officer for Beacon Application Services, a systems integration company. From 1997 until joining Beacon Application Services, Mr. LeClair served as the Chief Financial Officer of Microcom after its acquisition by Compaq Computer Corp. in 1997 and served as the Corporate Controller of Microcom from 1995 until the acquisition. In addition, Mr. LeClair has four years of public accounting experience as a Certified Public Accountant with Arthur Andersen LLP. Mr. LeClair has a B.S. in accounting from Northeastern University.

        WILLIAM J. GEARY has served as a Director since December 1999. Mr. Geary has been a General Partner of North Bridge Venture Partners V, L.P. since its inception in September 2001, of North Bridge Venture Partners IV, L.P. since its inception in November 1999, of North Bridge Venture

Partners III, L.P. since its inception in August 1998, and of North Bridge Venture Partners II, L.P. since its inception in September 1996, and a Principal of North Bridge Venture Partners, L.P. since its inception in March 1994. Mr. Geary holds a B.S. from Boston College, School of Management and is a Certified Public Accountant.

        ROBERT STEINKRAUSS has served as a Director since the completion of our initial public offering in August 2000. From November 1999 to April 2000, Mr. Steinkrauss served as Vice President and General Manager of the WAN Systems Group of Lucent Technologies Inc. Prior to that, Mr. Steinkrauss served as President of Xedia Corporation from February 1998 to November 1999. From February 1995 to February 1998, Mr. Steinkrauss served as Chairman, President and Chief Executive Officer of Raptor Systems Inc., which was sold to Axent Technologies Inc. in February 1998. Mr. Steinkrauss received a B.A. from Boston College, magna cum laude, and is a Certified Public Accountant.

        KATHLEEN A. COTE has served as a Director since May 2001. Ms. Cote is the Chief Executive Officer of Worldport Communications, Inc. a company that provides managed hosting services to mid sized companies principally in Europe. Ms. Cote has also served as President of Seagrass Partners from September 1998 to May 2001. Seagrass Partners is a consulting firm that focuses on early-stage Internet companies. From 1996 to 1998, Ms. Cote served as President and Chief Executive Officer of Computervision Corporation and served as President and Chief Operating Officer of from 1995 to 1996. Ms. Cote currently serves on the board of directors of Forgent Corporation, Western Digital, and Worldport Communications, Inc. Ms. Cote is a former director of MediaOne Group and Baynetworks Inc. Ms. Cote holds a B.A. from University of Massachusetts and an M.B.A. from Babson College.

        MEETINGS OF THE BOARD OF DIRECTORS.    During the year ended December 31, 2001, the Board met eight times and acted three times by unanimous written consent. No Director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which they served during the fiscal year ended December 31, 2001, except that Mr. Christopher M. Stone attended 63% of the meetings.

        THE AUDIT COMMITTEE.    The Company's Audit Committee currently consists of Messrs. Geary, Steinkrauss and Stone and Ms. Cote. Pursuant to the Israeli Companies Law, the board of directors of a public company must appoint an audit committee. The audit committee must be comprised of at least three directors, including all of the external directors. The audit committee may not include the chairman of the board, any director employed by the company or providing to the company services on a regular basis, or a controlling shareholder or their relative. The Company is also subject to the requirements of Nasdaq and the Securities and Exchange Commission with respect to the composition of its audit committee. In addition, as required under Israeli Law, the Audit Committee has approved and recommended the compensation for all Directors. The Audit Committee met six times during 2001.

        THE COMPENSATION COMMITTEE.    The Company's Compensation Committee currently consists of Messrs. Beilis, Geary and Stone. The Compensation Committee administers our three option plans: the Key Employee Share Incentive Plan (1996) (the "Key Employee Plan"), the Affiliate Employees Option Plan (1997) (the "Affiliate Plan") and the United States Share Incentive Plan (2000) (the "US Plan"). The Compensation Committee administers these plans and is authorized to submit recommendations to our Board of Directors as to the issuance of options under the plans. Subject to the approval of the Company's Employee Share Purchase Plan (the "Purchase Plan") by the shareholders of the Company as describe in this proxy statement, the Compensation Committee will also administer the Purchase Plan. Under the Israeli Companies Law, the authority to issue options rests exclusively with our Board of Directors. The Company has resolved that from the date of the closing of the Company's initial public offering of its ordinary shares and thereafter, the Company will not issue options under the Affiliate Plan.

        The Company does not have a standing nominating committee or a committee performing similar functions.

EXECUTIVE COMPENSATION

        The following tables set forth certain information with respect to compensation paid or accrued for services rendered to the Company in all capacities for each of the three fiscal years ended December 31, 2001 by its Chief Executive Officer and for each of the two fiscal years ended December 31, 2001 by the two other most highly compensated executive officers of the Company whose salary and bonus during the fiscal year ended December 31, 2001 exceeded $100,000 (collectively, the "Named Executive Officers"). No other executive officer of the Company earned greater than $100,000 in the fiscal year ended December 31, 2001.

SUMMARY COMPENSATION TABLE

Annual Compensation
Long Term Compensation Awards Number of Securities Underlying Options
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation
Ilan Kinreich, Chief Executive Officer and President	2001 2000 1999	$184,000 140,000 140,451	$43,763 56,500 45,000	$	— — —		150,000 373,390 147,510
Brian E. LeClair, Vice President and Chief Financial Officer(1)	2001 2000 1999	200,000 12,308 —	20,689 250 —		— — —		35,000 200,000 —
James Clemens, Former Vice President, Sales(2)	2001 2000 1999	86,538 100,962 —	87,900 90,250 —		127,000 — —	(3)	60,000 225,000 —	(4) (4)

(1)
Mr. LeClair began serving as Vice President and Chief Financial Officer in December 2000.

(2)
Mr. Clemens served as Vice President of Sales from April 2000 through July 2001.

(3)
Amount consists of severance payments.

(4)
These options were forfeited in August 2001.

        EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS. At the start of their employment, our employees in the United States generally sign offer letters specifying basic terms and conditions of employment as well as agreements that include confidentiality, non-compete provisions and assignment of intellectual property rights related to their employment. At the start of their employment, our employees in Israel generally sign written employment agreements that include confidentiality and non-compete provisions. In addition, certain key employees of the Company, including Messrs. Kinreich and LeClair have a change of control agreement with the Company under which (i) fifty percent (50%) of unvested stock options and/or restricted shares then held by the employee shall immediately vest upon a change of control of the Company; (ii) they will receive a severance package consisting of six months' base salary, plus any accrued compensation, reimbursements and vacation time owed; and (iii) the remaining unvested stock options and/or restricted shares then held by the employee shall immediately vest, if the employee terminates his employment with the Company for a good reason, as defined therein, or his employment is terminated without cause, each within twelve (12) months of a change in control of the Company. Under the terms of the change of control agreements, a change of control will be deemed to have occurred upon the following events: a sale, lease or other transfer of all or substantially all of the assets of the Company; persons constituting the Board of Directors of the Company on the date of the agreement or new directors approved by those persons cease to constitute a majority of the members of the Board of Directors; a merger of the Company with another entity following which the shareholders of the Company do not own 50% of the voting power of the securities of the entity acquiring the Company; a third party acquires 25% or more of the total number of votes that may be cast for the

Directors of the Company; or the Directors adopt a resolution stating that a change in control has occurred for the purposes of the agreement.

        DIRECTOR COMPENSATION.    We reimburse our Directors for expenses incurred to attend meetings of our Board of Directors and any committees of the Board of Directors. We also grant options to purchase ordinary shares to our Directors from time to time and/or to the extent required by Israeli regulations. As set forth in Proposal 2, the Company is seeking shareholder approval for certain grants of options to Directors of the Company as required by Israeli law.

        The following table presents each grant of ordinary share options during the fiscal year ended December 31, 2001 to each of the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Terms(3)
	Number of Securities Underlying Options Granted*	Percent of Total Options Granted To Employees In 2001(1)
Name			Exercise Price Per Share(2)	Expiration Date
						5%	10%
Ilan Kinreich	150,000	8.6%	$0.95	5/16/11	(4)	$89,146	$225,913
Brian E. LeClair	35,000	2.0%	0.95	5/16/11	(5)	20,801	52,713

(1)
Percentages shown under "Percent of Total Options Granted to Employees in 2001" are based on an aggregate of 1,744,000 options granted to our employees under our option plans during 2001.

(2)
The exercise price equals the fair market value of the ordinary shares, which is equal to the closing sales prices of the ordinary shares as quoted on the Nasdaq Stock Market as of the grant date.

(3)
The potential realizable value is calculated based on the term of the option at the time of grant. Share price appreciation of 5.0% and 10.0% is assumed pursuant to the rules promulgated by the SEC and does not represent our estimate of future stock price performance. The potential realizable values at 5.0% and 10.0% appreciation are calculated by: (a) multiplying the number of ordinary shares under the option by the exercise price per share; (b) assuming that the aggregate share value derived from that calculation compounds at the annual 5.0% or 10.0% rate shown in the table until the expiration of the options; and (c) subtracting from that result the aggregate option exercise price.

(4)
9,375 of the options vest each quarter over a four-year period.

(5)
8,750 of the options vest on May 16, 2002 with 2,188 options vesting per quarter thereafter.

*
James Clemens, the Company's former Vice President, Sales, was granted options to purchase 60,000 ordinary shares in 2001. These options were forfeited in August 2001 upon the termination of Mr. Clemens.

        The following table sets forth information with respect to (i) stock options exercised in the fiscal year ended December 31, 2001 by the Named Executive Officers and (ii) unexercised stock options held by such individuals.

AGGREGATED OPTION EXERCISES IN 2001 AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 31, 2001
					Value of Unexercised in-the-Money Options at December 31, 2001(2)
Name	Shares Acquired on Exercise(#)	Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ilan Kinreich	—	—	325,453	345,448	—	—
Brian E. LeClair	—	—	50,000	185,000	—	—

(1)
On August 8, 2000, Mr. Kinreich exercised options to purchase 391,100 ordinary shares for an aggregate exercise price of $964. The "aggregate value realized" of such shares as of the date of exercise was $3,910,036, which was calculated by subtracting the aggregate exercise price of the options from the market value of the underlying ordinary shares on the date of exercise. Mr. Kinreich did not actually receive this amount since he continues to own these shares. The fair market value of these shares was $156,440 on February 28, 2002.

(2)
All options in the table outstanding at December 31, 2001 had an exercise price higher than the market price of the ordinary shares on December 31, 2001. Options held by Mr. Clemens were not exercised during 2001 and were terminated in August 2001.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        This report is submitted by the Compensation Committee. The Compensation Committee consists of Messrs. Beilis, Geary and Stone. Messrs. Beilis, Geary and Stone are non-employee Directors. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for reviewing and administering the Company's stock option plans and reviewing and approving salaries and other incentive compensation of the Company's officers and employees, including recommendations to the Board of Directors with respect to the grant of stock options to officers and employees.

        COMPENSATION PHILOSOPHY.    The Company's executive compensation program is designed to attract, retain and reward executives in a competitive industry. To achieve this goal, the Compensation Committee applies the philosophy that compensation of executive officers should be linked to meeting specified performance goals.

        Under the direction of the Compensation Committee, the Company has developed and implemented compensation policies. The Compensation Committee's executive compensation policies are designed to (i) enhance operating results of the Company and shareholder value, (ii) integrate compensation with the Company's annual and long-term performance goals, (iii) reward corporate performance, (iv) recognize individual initiative, achievement and hard work, and (v) assist the Company in attracting and retaining qualified executive officers. Currently, compensation under the executive compensation program is comprised of cash compensation in the form of annual base salary and bonus and long-term incentive compensation in the form of stock options.

        BASE SALARY.    The Compensation Committee reviews salaries periodically. The Compensation Committee's policy is to consider amounts paid to senior executives with comparable qualifications, experience and responsibilities at other publicly-held companies of similar size and engaged in a similar type of business to that of the Company, all of whom are constituent companies of the Nasdaq Computer Index. The Compensation Committee does not take into account the Company's relative performance as compared to comparable companies. The Compensation Committee also considers compensation information pertaining to the Company's industry including salary surveys, industry reports and other available information. The Compensation Committee analyzes this information to recommend salaries. The Compensation Committee does not use a fixed or rigid formula to recommend salaries.

        The salary compensation for the executive officers is based upon their qualifications, experience and responsibilities, as well as the attainment of planned objectives. Mr. Kinreich's planned objectives included: (1) implementing the 2001 operating plan, (2) building strategic relationships, and (3) executing product release plans. The Chief Executive Officer makes recommendations to the Compensation Committee regarding the planned objectives and executive compensation levels. The overall plans and operating performance levels upon which management compensation is based are reviewed by the Compensation Committee on a periodic basis.

        BONUS COMPENSATION.    Our executive officers are eligible for quarterly cash bonuses, which are based primarily on corporate achievements and individual performance objectives that are established at the beginning and in the course of each year. After the completion of each quarter, the Compensation Committee reviews the attainment of corporate and individual objectives and recommends bonuses based on the extent to which corporate objectives were met or exceeded and individual contributions to the Company's overall performance. For the most recent fiscal year, these objectives included implementation of the Company's operating plan, acquiring new customers and executing product release plans. Of the total potential bonus available, Mr. Kinreich earned 38% and Mr. LeClair earned 83%.

        STOCK OPTIONS.    The Company relies on incentive compensation in the form of stock options to retain and motivate executive officers and employees, which generally is provided through initial option grants at the date of hire and periodic additional grants. Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers and other employees, to encourage the executive officers and other employees to remain with the Company and to enable them to develop and maintain a stock ownership position in the Company's ordinary shares.

        Awards take into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance and contributions of the officer and competitive market data for similar positions. Options are granted with an exercise price equal to the fair market value of our ordinary shares on the date of grant. The standard vesting schedule provides that a portion of the shares subject to each option vest and become exercisable annually and quarterly over three- to four-year periods.

        Option grants to executive officers are based on such factors as initiative, achievement and performance. In administering grants to executive officers, the Compensation Committee evaluates each officer's total equity compensation package. The Compensation Committee generally reviews the option holdings of each of the executive officers, including their vesting and exercise prices and the then current value of any unvested options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of the Company's shareholders.

        Mr. Kinreich's stock-based compensation principally was tied to the Company's objectives of implementing the Company's operating plan, acquiring new customers and building strategic relationships and executing the Company's product release plans and was intended as a retention and incentive device for Mr. Kinreich.

                    By the RadView Software Ltd. Compensation Committee
                    Shai Beilis, William J. Geary and Christopher M. Stone

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.    Messrs. Beilis, Geary and Stone constitute the Company's Compensation Committee. Messrs. Beilis, Geary and Stone are non-employee Directors. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has any executive officer serving as a member of our Board of Directors or Compensation Committee.

REPORT OF AUDIT COMMITTEE

        The Audit Committee of the Board of Directors, which consists entirely of Directors who meet the independence and experience requirements of Nasdaq and the Israeli Companies Law, has furnished the following report:

        The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit

Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

        Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes. Members of the Audit Committee are not employees of the Company and may not be accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report of the Company's financial statements. The oversight by the Audit Committee does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee cannot give assurance that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

        In fulfilling its responsibilities for the financial statements for fiscal year 2001, the Audit Committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with management and Luboshitz Kasierer, formerly a member firm of Arthur Andersen, ("Luboshitz Kasierer") the Company's independent auditors;
  •
  Discussed with Luboshitz Kasierer the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and
  •
  Received written disclosures and the letter from Luboshitz Kasierer regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Luboshitz Kasierer their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

        Based on the Audit Committee's review of the audited financial statements and discussions with management and Luboshitz Kasierer, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                    By the RadView Software Ltd. Audit Committee
                    William J. Geary, Robert Steinkrauss, Christopher M. Stone
                    and Kathleen A. Cote

COMPARATIVE SHARE PERFORMANCE GRAPH

        The following graph shows the cumulative shareholder return of the Company's ordinary shares from August 10, 2000 through December 31, 2001 as compared with that of the Nasdaq Composite and the Nasdaq Computer Index. The graph assumes the investment of $100 in the Company's ordinary shares and each of the comparison groups on August 10, 2000 and assumes the reinvestment of dividends. The Company has never declared a dividend on its ordinary shares. The ordinary share price performance depicted in the graph below is not necessarily indicative of future price performance. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL TWO

RATIFICATION AND APPROVAL OF COMPENSATION OF
MEMBERS OF THE BOARD OF DIRECTORS

BACKGROUND AND PROPOSAL

        Under the Israeli Companies Law, 1999, shareholders must approve the payment of compensation to Directors of the Company. Regulations promulgated under the Israeli Companies Law contain specific rules governing the compensation payable to External Directors and the relationship between such compensation and compensation paid to non-External Directors. At the Annual Meeting, shareholders will be asked to approve the following option grants for the Directors serving on the Board. The approval of the grants in Sections 1, 2, 3, 6 and 7 set forth below is required in order for the Company to be in compliance with these Israeli regulations:

        1.    The grant of options, as required by Israeli law, under the Key Employee Plan to purchase 50,000 ordinary shares to Shai Beilis, a nominee for re-election to the Company's Board of Directors, at an exercise price equal to $0.95. The fair market value of the ordinary shares was $0.27 per share on May 31, 2002. These options vest over two years in equal quarterly installments.

        2.    The grant of options under the US Plan, as required by Israeli law, to purchase 50,000 ordinary shares to William J. Geary, a nominee for re-election to the Company's Board of Directors, at an exercise price equal to $0.95. The fair market value of the ordinary shares was $0.27 per share on May 31, 2002. These options vest over two years in equal quarterly installments.

        3.    The grant of options under the US Plan, as required by Israeli law, to purchase 25,000 ordinary shares to Kathleen A. Cote, a nominee for re-election to the Company's Board of Directors at an exercise price equal to $0.95. The fair market value of the ordinary shares was $0.27 per share on May 31, 2002. These options vest over one year in equal quarterly installments.

        4.    The immediate grant of options under the US Plan to purchase 800,000 ordinary shares to Ilan Kinreich, the Company's Chief Executive Officer, President and a nominee for re-election to the Board of Directors, at an exercise price equal to the fair market value on the date of the 2002 annual meeting. These options will vest at annual percentage rates from 13% in the first year and increasing annually up to 27% over a six-year term. Accelerated vesting for a maximum of 225,000 of these options will occur at varying amounts, based upon the Company's ordinary shares trading between $0.70 per share and $5.00 per share.

        5.    The immediate grant of options under the US Plan to purchase 75,000 ordinary shares to Robert Steinkrauss, a member of the Company's Board of Directors and an External Director for purposes of Israeli Law, at an exercise price equal to the fair market value on the date of the 2002 annual meeting. One third of these options will vest immediately and the remainder will vest over two years in equal quarterly installments.

        6.    The immediate grant of options under the Key Employee Plan to purchase 75,000 ordinary shares to Shai Beilis, a nominee for re-election to the Company's Board of Directors, at an exercise price equal to the fair market value on the date of the 2002 annual meeting. One third of these options will vest immediately and the remainder will vest over two years in equal quarterly installments.

        7.    The immediate grant of options under the US Plan to purchase 75,000 ordinary shares to each of William J. Geary and Kathleen A. Cote, both nominees for re-election to the Company's Board of Directors, at an exercise price equal to the fair market value on the date of the 2002 annual meeting. One third of these options will vest immediately and the remainder will vest over two years in equal quarterly installments.

        Options granted under the Key Employee Plan expire after 62 months from the grant date. Options granted under the US Plan expire after 10 years from the grant date. All of the options described above will be treated as non-qualified options.

        The options described above will be issued under either the US Plan or the Key Employee Plan. The material features of the US Plan are described in Proposal Three. The material features of the Key Employee Plan are described in Proposal Four. Presently, the number of shares reserved under these plans is insufficient to grant all of the options described above. Therefore, the approval of Proposal Two is conditioned upon the approval of Proposals Three and Four.

VOTE REQUIRED

        The affirmative vote of the holders of a majority of the ordinary shares present, or represented, entitled to vote at the Annual Meeting and voting thereon is required for the approval of the compensation of the Directors as set forth above.

BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE COMPENSATION ARRANGEMENTS FOR THE COMPANY'S DIRECTORS DESCRIBED ABOVE ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE COMPENSATION ARRANGEMENTS. IN ADDITION, AS REQUIRED UNDER ISRAELI LAW, THE AUDIT COMMITTEE HAS APPROVED AND RECOMMENDED THE PROPOSED COMPENSATION FOR THE DIRECTORS.

PROPOSAL THREE

RATIFICATION AND APPROVAL OF THE INCREASE IN THE
NUMBER OF SHARES AVAILABLE FOR ISSUANCE
UNDER THE COMPANY'S UNITED STATES SHARE INCENTIVE PLAN

        The Company's Board of Directors and its shareholders approved the United States Share Incentive Plan (the "US Plan") in 2000. The Company has previously reserved for issuance 1,750,000 ordinary shares under the US Plan. The Board of Directors has voted to approve an amendment to the US Plan to increase the aggregate number of shares for which options may be granted under the US Plan by 1,200,000 ordinary shares. As a result, 2,950,000 ordinary shares will be reserved under the US Plan. This amendment is being submitted for shareholder approval at the Annual Meeting. The Board believes that the increase is advisable to give the Company the flexibility needed to attract, retain and motivate employees, directors and consultants.

        The following table shows the total number of stock option grants made under the US Plan to the identified individuals and groups, which grants are subject to the approval of the increase in the number of shares reserved under this plan by the shareholders.

NEW PLAN BENEFITS

	United States Share Incentive Plan
Name and Position	Dollar Value ($) (1)	Number of Units
Ilan Kinreich, President and Chief Executive Officer	$400,000	800,000
Current Executive Officers	—	—
Non-Executive Directors	150,000	300,000

(1)
Dollar Value determined assuming the exercise price was equal to $0.50 per share, which was the closing price of the Company's ordinary shares as of December 31, 2001. The actual exercise price will be equal to the fair market value of the Company's ordinary shares on the date such awards are approved by shareholders.

Material Features of the US Plan

        The purpose of the US Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and to encourage ownership of ordinary shares by employees, directors and consultants of the Company. The US Plan is administered by the Compensation Committee, which has the authority to submit recommendations to the Board of Directors as to the issuance of options under the plans. Under the Israeli Companies Law, the authority to issue options vests exclusively with the Board of Directors. Subject to the provisions of the US Plan, the Compensation Committee determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted, and has the authority to administer the provisions of the US Plan. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the US Plan.

        Options granted under the US Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-qualified stock options. Incentive stock options may be granted under the US Plan to employees of the Company and its affiliates. Non-qualified stock options may be granted to consultants, directors and employees of the Company and its affiliates.

        The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of the Company may not exceed $100,000. Incentive stock options granted under the US Plan may not be granted at a price less than the fair market value of the ordinary shares on the date of grant, or 110% of fair market value in the case of options granted to an employee holding 10% or more of the voting stock of the Company. Non-qualified stock options granted under the US Plan may not be granted at an exercise price less than the par value per share of the ordinary shares on the date of grant. Incentive stock options granted under the US Plan expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. An option granted under the US Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution, or as otherwise determined by the Board of Directors and set forth in the applicable option agreement.

        After the termination of the optionholder's employment with the Company, or cessation of status as a director or consultant of the Company (other than by reason of death, disability or termination for cause as defined in the US Plan), all rights in respect of options held at the date of termination shall terminate within two weeks after the termination or cessation of status. In the event of the optionholder's death, stock options held by the estate of the employee generally may be exercised, to the extent exercisable on the date of death, by the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or three months from the date of the optionholder's death. If an optionholder is unable to continue to be employed by the Company or to provide services to the Company, by reason of his becoming incapacitated while in the employ or service of the Company as a result of an accident or illness or other cause which is approved by the Committee, such optionholder shall continue to enjoy rights under the US Plan on such terms and conditions as the Committee in its discretion may determine. Generally, in the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited.

        If the ordinary shares shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any ordinary shares as a dividend on its outstanding ordinary shares, the number of ordinary shares deliverable upon the exercise of an option granted under the US Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise, each participant, upon exercising an option under the US Plan, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such option prior to such action.

        The US Plan may be amended by the Board of Directors or the Compensation Committee. Each grantee is responsible for all personal tax consequences of the grant and the exercise thereof.

Federal Income Tax Considerations

        The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of options under the US Plan:

        Incentive Stock Options. An incentive stock option does not result in taxable income to the optionee or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includable in "alternative minimum taxable income." Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. Such gain will be eligible for the 20 percent maximum rate introduced by the Taxpayers Relief Act of 1997 if the shares have been held for more than 18 months after option exercise, otherwise such gain will be eligible for the 28% maximum rate. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and the Company will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

        Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the option price. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and his basis for determining gain or loss will be the sum of the option price paid for the shares plus the amount of compensation income recognized on exercise of the option.

VOTE REQUIRED

        The affirmative vote of the holders of a majority of the ordinary shares present, or represented, entitled to vote and voting thereon at the Annual Meeting is required for the approval of the increase in the number of shares available for issuance under the Company's United States Share Incentive Plan.

BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE COMPANY'S UNITED STATES SHARE INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL FOUR

RATIFICATION AND APPROVAL OF THE INCREASE IN THE
NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER
THE COMPANY'S KEY EMPLOYEE SHARE INCENTIVE PLAN

        The Company's Board of Directors approved the Key Employee Share Incentive Plan (the "Key Employee Plan") in 1996. The Company has previously reserved for issuance 3,986,622 ordinary shares under the Key Employee Plan. The Board of Directors has voted to approve an amendment to the Key Employee Plan to increase the aggregate number of shares for which options may be granted under the plan by 800,000 ordinary shares. As a result, 4,786,622 ordinary shares will be reserved under the Key Employee Plan. This amendment is being submitted for shareholder approval at the Annual Meeting. The Board of Directors believes that the increase is advisable to give the Company the flexibility needed to attract, retain and motivate employees, directors and consultants.

        The following table shows the total number of stock option grants made under the Key Employee Plan to the identified individuals and groups, which grants are subject to the approval of the increase in the number of shares reserved under this plan by the shareholders.

NEW PLAN BENEFITS

Key Employee Share Incentive Plan
Name and Position	Dollar Value($)(1)	Number of Units
Ilan Kinreich, President and Chief Executive Officer	$—	—
Current Executive Officers	—	—
Non-Executive Directors	62,500	125,000

(1)
Dollar Value determined assuming the exercise price was equal to $0.50 per share, which was the closing price of the Company's ordinary shares as of December 31, 2001. The actual exercise price will be equal to the fair market value of the Company's ordinary shares on the date such awards are approved by shareholders.

Material Features of the Key Employee Plan

        The purpose of the Key Employee Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and to encourage ownership of ordinary shares by employees, directors and consultants of the Company. The Key Employee Plan is administered by the Compensation Committee, which has the authority to submit recommendations to the Board of Directors as to the issuance of options under the plans. Under the Israeli Companies Law, the authority to issue options vests exclusively with the Board of Directors. Subject to the provisions of the Key Employee Plan, the Compensation Committee determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted, and has the authority to administer the provisions of the Key Employee Plan. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Key Employee Plan.

        Options granted under the Key Employee Plan may be either (i) options intended to benefit from the provisions of Section 102 of the Israeli Income Tax Ordinance (New Version), 1961 and the rules promulgated thereunder, or (ii) stock options not designed to so benefit.

        Stock options granted under the Key Employee Plan may not be granted at a price less than the par value of the ordinary shares on the date of grant. If any option award, or any part thereof, under the Key Employee Plan has not been exercised and the shares covered thereby not paid for within sixty-two (62) months after the date of grant (or any other period set forth in the instrument granting such option award), such option award, or such part thereof, and the right to acquire such shares, shall terminate. An option granted under the Key Employee Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution.

        After the termination of the optionholder's employment with the Company, or cessation of status as a director or consultant of the Company (other than by reason of death, disability or termination for cause as defined in the Key Employee Plan), all rights in respect of options held at the date of termination shall terminate within two weeks after the termination or cessation of status. In the event of the optionholder's death, stock options held by the estate of the employee generally may be exercised, to the extent exercisable on the date of death, by the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or three months from the date of the optionholder's death. If an optionholder is unable to continue to be employed by the Company or to provide services to the Company, by reason of his becoming incapacitated while in the employ or service of the Company as a result of an accident or illness or other cause which is approved by the Committee, such optionholder shall continue to enjoy rights under the Key Employee Plan on such terms and conditions as the Committee in its discretion may determine. Generally, in the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited.

        If the ordinary shares shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any ordinary shares as a dividend on its outstanding ordinary shares, the number of ordinary shares deliverable upon the exercise of an option granted under the Key Employee Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise, an optionholder, upon exercising an option under the Key Employee Plan, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such option prior to such action.

        The Key Employee Plan may be amended by the Board of Directors of the Company. Each grantee is responsible for all personal tax consequences of the grant and the exercise thereof.

Israeli Tax Considerations

        Under the provisions of Section 102 of the Israeli Income Tax Ordinance, an Israeli employee issued options to purchase shares in the Company under a qualifying share incentive plan will not incur a tax liability at the time the options are issued or exercised, such tax being deferred until the sale of the shares purchased pursuant to the options. Section 102 generally requires that a trustee hold the options for a minimum of two years, in order for the tax benefit to apply. In the event that an employee will cease to be employed by the Company prior to completion of the 2-year holding period, such employee, under certain circumstances, will be required to pay the greater of (a) the tax payable at the time of the grant of options, together with interest and linkage differentials, (b) the tax payable on the date of cessation of his employment and (c) the tax payable two years from the date of the grant of options, unless the cessation of employment results from the death of the employee or for reasons which are beyond the employee's control.

        Upon sale of the shares purchased with the options, the employee will be liable for tax at a rate of up to 50%, depending on the employee's marginal tax rate, for the net gain in value of the shares between the value on the date of grant and their value on the date of sale. The trustee is required to withhold 30% of the total consideration received from such a sale. The Company will withhold any remaining tax payable by the employee, according to the employee's actual tax rate.

        In the event that Section 102 is not applicable to the options, the taxation of the optionee will be governed by Section 3(i) of the Israeli Income Tax Ordinance. Under this section, there is no deferral of tax until the sale of shares, and exercise of the options constitutes a taxable event. Upon the exercise of the options, tax will be paid on the difference between the exercise price and the fair market value on the exercise date. In addition, upon the sale of the shares received pursuant to the exercise of the options tax will be paid on the difference between the fair market value of the shares on the date the shares were purchased and the price at which they were sold.

        Under Section 3(i), the tax paid on the exercise date will be ordinary income tax. The type of tax paid upon the ultimate sale of the shares, however, will be capital gains tax.

VOTE REQUIRED

        The affirmative vote of the holders of a majority of the ordinary shares present, or represented, entitled to vote and voting thereon at the Annual Meeting is required for the approval of the increase in the number of shares available for issuance under the Company's Key Employee Share Incentive Plan.

BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE COMPANY'S KEY EMPLOYEE SHARE INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL FIVE

APPROVAL OF THE ADOPTION OF THE
COMPANY'S EMPLOYEE SHARE PURCHASE PLAN

        The Company's Board of Directors, subject to shareholder approval at the Annual Meeting of Shareholders, has adopted the Company's Employee Share Purchase Plan (the "Purchase Plan"). The Board of Directors believes that the Purchase Plan will encourage broader stock ownership by employees who might not otherwise own ordinary shares and who, as owners of ordinary shares, will have a greater incentive to contribute to the profitability and long term growth of the Company.

Summary of Provisions of the Purchase Plan

        This summary of the Purchase Plan is qualified in its entirety by the provisions of the Purchase Plan, a copy of which is attached hereto as Appendix A.

        Available Shares.    Subject to appropriate adjustment for stock splits and other capital changes, the Company may sell an aggregate of 1,500,000 ordinary shares under the Purchase Plan. Shares sold under the Purchase Plan may be authorized and unissued or shares held by the Company in its treasury. The Company may purchase shares for resale under the Purchase Plan.

        Eligibility.    Any employee of the Company, including any officer or director who is also an employee, or of any present or future subsidiary corporation of the Company that is designated by the Compensation Committee as an eligible subsidiary under the Purchase Plan, is eligible to participate in the Purchase Plan as long as the employee customarily works at least 20 hours per week and at least five months per year. No employee who owns or holds options to purchase, or who as a result of his or her participation in the Purchase Plan would own or hold options to purchase, 5% or more of the Company's ordinary shares may participate in the Purchase Plan. It is not possible at this time to determine who may elect to participate in the Purchase Plan.

        Participation in the Purchase Plan.    Participation in the Purchase Plan is completely voluntary. Unless changed by the Compensation Committee, each offering of ordinary shares under the Purchase Plan will be for a period of three months, with a new offering commencing every three months. If the Company's shareholders approve the Purchase Plan, the first offering under the Purchase Plan will commence on September 1, 2002. Participation in the Purchase Plan is limited to eligible employees who authorize payroll deductions pursuant to the Purchase Plan. At present, such payroll deductions may not exceed 10% of base cash compensation. The amount of an employee's payroll deductions under the Purchase Plan will be credited to an unfunded, bookkeeping account maintained in the employee's name. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive offering until such time as the employee withdraws from the Purchase Plan or the employee's employment terminates.

        Purchase Price.    The purchase price per share at which the ordinary shares are sold under the Purchase Plan generally will be equal to 85% of the lesser of the fair market value of the ordinary shares on (a) the first day of the applicable offering period or (b) the last day of the offering period. The closing price of the ordinary shares as reported on the Nasdaq SmallCap Market was $0.27 per share on May 31, 2002.

        Purchase of Shares.    The number of ordinary shares a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation by the purchase price per share. Participants may not purchase ordinary shares having a fair market value exceeding $25,000 in any calendar year. For this purpose, the fair market value of the ordinary shares purchased in a given offering is determined as of the first day of that offering. Furthermore, a participant may not purchase more than 15,000 shares in a single offering, although this limit may be adjusted by the Compensation Committee from time to time.

        Withdrawal from Participation.    An employee may elect to terminate his or her participation at any time during an offering period. An employee's participation will automatically terminate upon the termination for any reason of his or her employment with the Company and its participating subsidiaries. Upon termination of participation, payroll deductions will cease and the amount credited to the participant's account will be paid in cash to the participant, or the participant's beneficiary, in the event of his or her death. A participant who voluntarily withdraws from the Purchase Plan during an offering period may re-enroll for any subsequent offering period for which he or she is an eligible employee.

        Administration.    The Purchase Plan will be administered by the Company's Compensation Committee or such other committee appointed by the Board of Directors from time to time. Subject to the provisions of the Purchase Plan, the Compensation Committee, acting in its sole and absolute discretion, will have full power and authority to construe, interpret and apply the terms of the Purchase Plan.

        Amendment or Termination.    The Board of Directors may amend or terminate the Purchase Plan at any time, subject to stockholder approval in the case of amendments increasing the number of ordinary shares which may be sold under the Purchase Plan, changing the class of corporations whose employees are eligible to participate in the Purchase Plan or otherwise requiring stockholder approval under applicable law.

Federal Income Tax Consequences

        The following summary is intended only as general guidance as to the United States federal income tax consequences under current law of participation in the Purchase Plan, and does not attempt to describe all potential tax consequences. Tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation from the described rules is applicable. Participants should consult their own tax advisors prior to the disposition of any ordinary shares acquired pursuant to the Purchase Plan.

        The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. Amounts withheld from an employee's pay under the Purchase Plan constitute ordinary income as if such amounts had been paid outright to the employee. No income is recognized by an employee upon the purchase of shares at the end of an offering period.

        A participant may recognize ordinary income upon a sale or other disposition of shares acquired under the Purchase Plan. In general, if the sale or other disposition of shares acquired under the Purchase Plan occurs more than two years after the beginning of the offering period in which the shares were acquired, then gain recognized will be treated as ordinary income in an amount up to the lesser of (a) the excess of the fair market value of the shares at the time of sale or other disposition over the purchase price, or (b) 15% of the fair market value of the shares on the first day of the applicable offering period. The balance of the gain, if any, will be treated as long-term capital gain.

        If the sale or other disposition occurs within said two-year period (a "disqualifying disposition"), then the employee will recognize ordinary income equal to the amount by which the fair market value of the ordinary shares on the date the shares were purchased exceeds the purchase price. The amount of the ordinary income will be added to the employee's basis for the shares in determining the capital gain or loss recognized on the sale or other disposition.

        The Company will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as result of the disposition. In all other cases, no deduction is allowed to the Company.

        The Purchase Plan is not qualified, nor is it intended to be qualified, under Section 401(a) of the Code.

Israeli Tax Considerations

        Israeli tax consequences are complex and subject to change. Participants who are subject to taxation in Israel should consult their own tax advisors prior to participation in the Purchase Plan. Participants who are subject to taxation in Israel will be responsible for all tax liabilities associated with participation in the Purchase Plan.

VOTE REQUIRED

        The affirmative vote of the holders of a majority of the ordinary shares present, or represented, entitled to vote and voting thereon at the Annual Meeting is required for the approval of the Purchase Plan.

BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE ADOPTION OF THE PURCHASE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL SIX

RATIFICATION OF THE SELECTION OF LUBOSHITZ KASIERER,
A MEMBER FIRM OF ERNST & YOUNG, AS INDEPENDENT AUDITORS
FOR THE YEAR ENDING DECEMBER 31, 2002

        Our financial statements at December 31, 2001 have been audited by Luboshitz Kasierer, a member firm of Ernst & Young since June 1, 2002 and formerly a member firm of Arthur Andersen ("Luboshitz Kasierer"). The Board of Directors has recommended that Luboshitz Kasierer continue to serve as the Company's independent auditors for the fiscal year ending December 31, 2002. The Board proposes that the Shareholders approve and ratify this appointment. Representatives of Luboshitz Kasierer are expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement should they desire to do so.

Audit Fees

        The Company was billed fees totaling $130,300 with Luboshitz Kasierer for their audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for their reviews of the Company's Quarterly Reports on Form 10-Q filed during the last fiscal year.

Financial Information Systems Design and Implementation Fees

        Luboshitz Kasierer did not provide any professional services to the Company for the fiscal year ended December 31, 2001 in connection with the design or implementation of any financial information systems.

All Other Fees

        During the Company's fiscal year ended December 31, 2001 the Company paid Luboshitz Kasierer, a total of $86,250 for tax advisory and tax return preparation services.

        The Audit Committee has considered whether the provision of the services described above under the caption "All Other Fees" is compatible with maintaining Luboshitz Kasierer's independence.

VOTE REQUIRED

        The affirmative vote of the holders of a majority of the ordinary shares present, or represented, entitled to vote and voting thereon at the Annual Meeting is required for the ratification of the selection of Luboshitz Kasierer, as independent auditors for the year ending December 31, 2002.

BOARD RECOMMENDATION

        THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE RATIFICATION OF THE SELECTION OF LUBOSHITZ KASIERER AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        To the Company's knowledge, during the fiscal year ended December 31, 2001, our executive officers and Directors complied with all applicable filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended.

SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

        To be considered for inclusion in the proxy statement relating to the Company's Annual Meeting of shareholders to be held in 2003, shareholder proposals must be received no later than March 11, 2003. These proposals must also meet the other requirements of the rules of Securities and Exchange Commission relating to shareholders' proposals. Proposals should be sent to the attention of Brian E. LeClair, Chief Financial Officer, at the Company's offices at 7 New England Executive Park, Burlington, Massachusetts 01803.

EXPENSES OF SOLICITATION

        The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Proxies may be solicited by Directors, officers or regular employees of the Company by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of ordinary shares and to obtain voting instructions from such beneficial owners. The Company will reimburse such firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

OTHER MATTERS

        The Annual Meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the Shareholders at the Annual Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the Directors at the date of printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

        Whether or not you intend to be present at the Annual Meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

APPENDIX A

RADVIEW SOFTWARE LTD.
EMPLOYEE SHARE PURCHASE PLAN

        1.    Purpose.    The purpose of the RadView Software Ltd. Employee Share Purchase Plan is to provide Eligible Employees of the Company and its Subsidiaries with a means to acquire Ordinary Shares through payroll deductions. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code and shall be interpreted and construed accordingly.

        2.    Definitions.    For purposes of the Plan, the following terms have the following meanings:

    (a)
    "Account" shall mean the bookkeeping account established in the name of each Participant to reflect the payroll deductions made on behalf of the Participant.

    (b)
    "Board" shall mean the Board of Directors of the Company.

    (c)
    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (d)
    "Committee" shall mean the committee appointed to administer the Plan in accordance with Section 4 or, if no such committee is duly constituted or appointed, the Board.

    (e)
    "Company" shall mean RadView Software Ltd., an Israeli corporation, and any successor thereto.

    (f)
    "Compensation" shall mean the base compensation paid by the Company or a Subsidiary to a Participant excluding any bonuses, overtime pay, severance, sick leave, expense and relocation allowances, gains from the exercise of stock options and other irregular payments (except commissions).

    (g)
    "Eligible Employee" shall mean, with respect to an Offering Period, any Employee on the Enrollment Date who satisfies each of the following criteria:

    (i)
    the Employee does not immediately after the grant, directly or indirectly, own stock (as defined by the Code) and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any "parent corporation" or "subsidiary corporation" (within the meaning of Section 424(e) and (f) of the Code) of the Company;

    (ii)
    the Employee's customary employment is for twenty (20) hours or more per week (or such lesser number of hours established by the Committee on a uniform and nondiscriminatory basis);

    (iii)
    solely to the extent provided by the Committee in connection with the Offering Period, the Employee has been employed by the Company or any of its Subsidiaries for a period of not less than two (2) years (or such lesser period established by the Committee on a uniform and nondiscriminatory basis); and

    (iv)
    solely to the extent provided by the Committee in connection with the Offering Period, the Employee customarily works a minimum of five (5) months per year (or such lesser number of months established by the Committee on a uniform and nondiscriminatory basis).

      If the Committee permits any Eligible Employee of a Subsidiary to participate in the Plan during an Offering Period, then all Eligible Employees of that Subsidiary shall also be permitted to participate in the Plan during such Offering Period. The Committee may also determine that a designated group of "highly compensated employees" (within the meaning of Section 414(q) of the Code) are ineligible to participate in the Plan during an Offering Period.

    (h)
    "Employee" shall mean any person on the active employment payroll of the Company or any of its Subsidiaries. Any person classified by the Company or any of its Subsidiaries at the time services are provided as an independent contractor or consultant shall not be eligible to participate in the Plan during the period which he or she is so classified even if later retroactively reclassified as an Employee during all or any part of such period pursuant to applicable law or otherwise.

    (i)
    "Enrollment Date" shall mean the first day of an Offering Period.

    (j)
    "Exercise Date" shall mean the last day of an Offering Period.

    (k)
    "Fair Market Value" for purposes of the Plan, unless otherwise required by the Code, shall mean, as of any date, the closing sale price per Ordinary Share as published by the principal national securities exchange on which the Ordinary Shares are traded on such date or, if there is no sale of Ordinary Shares on such date, the average of the bid and asked prices on such exchange at the close of trading on such date, or if Ordinary Shares are not listed on a national securities exchange on such date, the last reported trading price or, if none, the average of the bid and asked prices in the over-the-counter market at the close of trading on such date. If there is no such reported price for the Ordinary Shares for the date in question due to the applicable stock market not being open for trading, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

    (l)
    "Offering Period" shall mean the three-(3) month period commencing on September 1, 2002 (or such later date as established by the Committee) and ending on November 30, 2002, and each successive three-(3) month period thereafter. To the extent permitted under Section 423 of the Code, the Committee shall have the power to change the duration of future Offering Periods and the commencement dates thereof.

    (m)
    "Ordinary Shares" shall mean the Company's Ordinary Shares, NIS 0.01 par value per share.

    (n)
    "Participant" shall mean any Eligible Employee for whom an Account is maintained under the Plan.

    (o)
    "Plan" shall mean this RadView Software Ltd. Employee Stock Purchase Plan, as amended from time to time.

    (p)
    "Purchase Price" shall mean, subject to adjustment pursuant to Section 10 hereof, eighty-five percent (85%) of the lesser of the Fair Market Value of an Ordinary Share on (i) the Enrollment Date or (ii) the Exercise Date.

    (q)
    "Subsidiary" shall mean any "subsidiary corporation" of the Company (within the meaning of Section 424(f) of the Code) that is designated by the Committee as an eligible Subsidiary under the Plan from time to time.

        3.    Available Shares.    Subject to adjustment as provided in Section 10, the maximum number of Ordinary Shares that may be issued under the Plan shall not exceed 1,500,000 shares. Such shares may be either authorized and unissued or held by the Company in its treasury. Subject to applicable law and the Company's Articles of Association, the Company may satisfy its obligation hereunder by purchasing previously issued and outstanding Ordinary Shares. Subject to adjustment pursuant to Section 10 or as otherwise determined by the Committee prior to the commencement of any Offering Period, the maximum number of Ordinary Shares a Participant may purchase during each Offering Period shall not exceed 15,000 shares.

        4.    Administration.    The Plan shall be administered by the Company's Compensation Committee or such other committee appointed by the Board from time to time. Subject to the provisions of the Plan, the Committee, acting in its sole and absolute discretion, shall have full power and authority to interpret the provisions of the Plan, to change the time covered by an Offering Period, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by written consent. The decision of the Committee, including questions of construction, interpretation and administration, shall be final, binding and conclusive on all persons. No member of the board of directors or of the Committee shall be liable for any action or determination in good faith with respect to the plan.

        5.    Eligibility and Enrollment.    An Eligible Employee shall become a Participant on the first Enrollment Date occurring on or after his or her satisfaction of the Plan's eligibility requirements and completion of a Plan enrollment form authorizing payroll deductions. Such enrollment form must be filed with the Company prior to the applicable Offering Period and during the enrollment period established by the Company. Payroll deductions for a Participant shall commence with the first payroll and shall end with the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant in accordance with the provisions hereof. Notwithstanding any provisions of the Plan to the contrary, to the extent required by applicable law, no Participant may be granted the right to purchase Ordinary Shares under the Plan if and to the extent that the Participant's right to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or a Subsidiary would accrue at a rate which exceeds US$25,000 in Fair Market Value (determined at the time of grant) in accordance with the Code for each calendar year in which such right is outstanding.

        6.    Payroll Deduction.    At the time a Participant enrolls in the Plan, he or she must elect the amount to be deducted from each paycheck during the Offering Period(s) covered by the election, provided that (i) unless otherwise determined by the Committee with respect to future Offering Periods, no more than ten percent (10%) of a Participant's Compensation may be withheld under the

Plan on any pay date, and (ii) the Committee, acting in its discretion and in a uniform and nondiscriminatory manner, may establish a minimum required amount or percentage of Compensation which must be withheld during an Offering Period. All payroll deductions made for a Participant shall be credited to the Participant's Account. Interest shall not accrue on any amounts credited to a Participant's Account. The rate of a Participant's contribution, once established, shall remain in effect for all subsequent Offering Periods unless changed by the Participant in writing at such time and in such manner as the Committee may prescribe.

        7.    Purchase of Shares.    On each Exercise Date, the amount credited to a Participant's Account shall be used to purchase a whole number of Ordinary Shares, the number of which will be determined by dividing the amount credited to the Participant's Account by the Purchase Price per share. Any amount remaining in the Participant's Account shall be credited to the Participant's Account as of the beginning of the next Offering Period. If the total number of Ordinary Shares to be purchased as of an Exercise Date, when aggregated with the Ordinary Shares previously-purchased under the Plan, exceeds the number of shares then authorized for issuance under the Plan, a pro-rata allocation of the available shares shall be made among the Participants based upon the amounts in their respective Accounts as of the Exercise Date.

        8.    Discontinuance or Withdrawal; Withholding Changes.

    (a)
    Discontinuance or Withdrawal.    At any time during an Offering Period, a Participant may notify the Company that he or she wishes to discontinue contributions under the Plan. This notice shall be in writing and shall become effective as soon as practicable following its receipt by the Company. A Participant may elect to withdraw all, but not less than all, of the amount of his or her Account at any time during an Offering Period, except on the Exercise Date with respect to that Offering Period. If a withdrawal is made during an Offering Period, no further contributions shall be permitted during that Offering Period by the withdrawing Participant.

    (b)
    Withholding Changes.    At any time during an Offering Period, a Participant may increase or decrease the rate of his or her payroll deductions by completing or filing with the Company a new enrollment form authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of payroll deduction rate changes during any Offering Period. The change in rate shall be effective as soon as practicable following the Company's receipt of the new enrollment form.

    (c)
    Termination of Employment.    Any Participant whose employment with the Company and its Subsidiaries is terminated for any reason before an Exercise Date shall thereupon cease being a Participant. The total amount credited to the Participant's Account during the Offering Period shall be returned to the Participant or, in the case of a deceased Participant, to the Participant's beneficiary, as soon as practicable after the Participant's termination of employment.

        9.    Rights as a Shareholder.    No Ordinary Shares shall be issued under the Plan until full payment therefor has been made. A Participant shall have no rights as a shareholder with respect to any shares until the date a stock certificate (or its equivalent) for such shares is issued to him or her. Except as otherwise specifically provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate (or its equivalent) is issued.

        10.  Capital Changes; Reorganization; Sale.

    (a)
    Adjustments Upon Changes in Capitalization.    The maximum number and class of Ordinary Shares which may be issued under the Plan and purchased by a Participant, as well as the number and class of Ordinary Shares and the price per share covered by each right outstanding under the Plan which has not yet been exercised, shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued Ordinary Shares resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of a stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization.

    (b)
    Cash, Stock or Other Property for Stock.    Except as otherwise provided in this Section, in the event of an Exchange Transaction (as defined below), each Participant shall be permitted to purchase Ordinary Shares with the balance of his or her Account immediately prior to such Exchange Transaction, and any amount credited to a Participant's Account which is not used to purchase Ordinary Shares before the Exchange Transaction shall be distributed to the Participant. Notwithstanding the preceding sentence, (i) if, as part of the Exchange Transaction, the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their Ordinary Shares (whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then the rights of all Participants to purchase Ordinary Shares shall be converted into rights to purchase shares of Exchange Stock on an economically equivalent basis; and (ii) the Board, acting in its discretion, may suspend operation of the Plan as of any date that occurs after a contract is made which, if consummated, would result in an Exchange Transaction and before the Exchange Transaction is consummated.

    (c)
    Definition of Exchange Transaction.    For purposes hereof, the term "Exchange Transaction" shall mean a merger (other than a merger of the Company in which the holders of Ordinary Shares immediately prior to the merger have the same proportionate ownership of Ordinary Shares in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Company or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their Ordinary Shares.

    (d)
    Determination of Board to be Final.    All adjustments under this Section 10 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

        11.  Amendment and Termination.    The Board may amend or terminate the Plan at any time; provided, however, that, except as otherwise provided in Section 10 hereof, any amendment which increases the aggregate number of Ordinary Shares which may be issued under the Plan, modifies the corporations or class of corporations whose employees are offered options under the Plan or otherwise requires shareholder approval under applicable law shall be subject to the approval of the Company's shareholders.

        12.  Transferability.    The rights of a Participant to purchase Ordinary Shares under the Plan are not assignable or transferable and may only be exercised during the Participant's lifetime by the Participant. A Participant may file a written designation of a beneficiary who is to receive the amount credited to the Participant's Account in the event of the Participant's death during an Offering Period. A Participant's beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a validly designated beneficiary who is living at the time of the Participant's death, the Participant's estate shall be deemed to be his or her designated beneficiary.

        13.  No Rights Conferred.    Nothing contained in the Plan shall be deemed to give any individual any right to be retained in the employ of the Company and its Subsidiaries or to interfere with the right of the Company and its Subsidiaries to discharge him or her at any time.

        14.  Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        15.  Legal Requirements.    The Committee may impose such other conditions with respect to the purchase of Ordinary Shares hereunder, including, without limitation, any conditions relating to the application of federal or state securities laws and/or any exchange or listing requirements as it may deem necessary or advisable.

        16.  Governing Law.    The Plan shall be governed by, and interpreted in accordance with, the laws of the State of Israel; provided, however, that in the case of any conflict between the laws of the State of Israel and applicable federal laws of the United States of America, the federal laws of the United States of America shall govern to the extent necessary to ensure favorable tax treatment under Section 423 of the Code.

        17.  Decisions and Determinations.    Any decision or determination made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee are final, binding and conclusive.

        18.  Effective Date.    The Plan shall become effective as of the date of its adoption by the Board, subject to approval by the Company's shareholders within twelve (12) months thereafter.

APPENDIX B

         Form of Proxy Card
RADVIEW SOFTWARE LTD.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MONDAY, AUGUST 12, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED hereby appoints Ilan Kinreich and Brian E. LeClair, and each of them acting singly, as attorneys and proxies, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote for and on behalf of the undersigned on all matters which may properly come before the 2002 Annual Meeting of Shareholders of RadView Software Ltd., or any adjournment thereof, with respect to all Ordinary Shares of the Company to which the undersigned would be entitled to vote if personally present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 THROUGH 6.

(1)
Proposal to elect the following persons as members of the Board of Directors of the Company:

Shai Beilis	☐	FOR	☐	AGAINST	☐	ABSTAIN
Ilan Kinreich	☐	FOR	☐	AGAINST	☐	ABSTAIN
William J. Geary	☐	FOR	☐	AGAINST	☐	ABSTAIN
Kathleen A. Cote	☐	FOR	☐	AGAINST	☐	ABSTAIN
(2)
Proposal to ratify and approve the compensation arrangements for members of the Board of Directors:

☐	FOR	☐	AGAINST	☐	ABSTAIN
(3)
Proposal to ratify and approve the increase in the number of shares available for issuance under the Company's United States Share Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN
(4)
Proposal to ratify and approve the increase in the number of shares available for issuance under the Company's Key Employee Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN
(5)
Proposal to ratify and approve the Employee Share Purchase Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN
(6)
Proposal to ratify the selection of Luboshitz Kasierer, a member firm of Ernst & Young, as the Company's independent auditors for the year ending December 31, 2002:

☐	FOR	☐	AGAINST	☐	ABSTAIN
(7)
IN THEIR DISCRETION TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

☐	APPROVE SUCH AUTHORITY	☐	AGAINST SUCH AUTHORITY

B-1

THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE THEY WILL BE VOTED FOR ITEMS 1 THROUGH 6 AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Please sign, date and return promptly in the accompanying envelope.

NOTE: Please sign exactly as name appears here. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the shares certificate has died, please submit evidence of your authority. If a corporation, please sign in the full corporate name by the President or authorized officer and indicate the signer's office. If a partnership, please sign in the partnership name by an authorized person.

Dated:
Signature:
Signature if held jointly:
Printed Name:
Address:

B-2

QuickLinks

VOTING SECURITIES AND VOTES REQUIRED
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL ONE
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN 2001 AND FISCAL YEAR-END OPTION VALUES
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF AUDIT COMMITTEE
COMPARATIVE SHARE PERFORMANCE GRAPH
PROPOSAL TWO RATIFICATION AND APPROVAL OF COMPENSATION OF MEMBERS OF THE BOARD OF DIRECTORS
PROPOSAL THREE RATIFICATION AND APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE COMPANY'S UNITED STATES SHARE INCENTIVE PLAN
NEW PLAN BENEFITS
PROPOSAL FOUR RATIFICATION AND APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE COMPANY'S KEY EMPLOYEE SHARE INCENTIVE PLAN
NEW PLAN BENEFITS
PROPOSAL FIVE APPROVAL OF THE ADOPTION OF THE COMPANY'S EMPLOYEE SHARE PURCHASE PLAN
PROPOSAL SIX RATIFICATION OF THE SELECTION OF LUBOSHITZ KASIERER, A MEMBER FIRM OF ERNST & YOUNG, AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
EXPENSES OF SOLICITATION
OTHER MATTERS
APPENDIX A RADVIEW SOFTWARE LTD. EMPLOYEE SHARE PURCHASE PLAN
APPENDIX B